PULTE CORPORATION
      EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)
                    (000's omitted, except per share data)

                                                             Three Months Ended
                                                                  March 31,
                                                             -----------------
                                                             1997       1996
                                                             ----       ----
 Primary
    Net income............................................  $ 2,237   $ 7,080
                                                            =======   =======
    Weighted average common shares
       outstanding........................................   23,296    26,983
    Common stock equivalents - stock  options.............      171       267
                                                            -------   -------
       Total..............................................   23,467    27,250
                                                            =======   =======
    Net income per share..................................  $   .09   $   .26
                                                            =======   =======
 Fully diluted
    Net income ...........................................  $ 2,237   $ 7,080
                                                            =======   =======
    Weighted average common shares
       outstanding........................................   23,296    26,983
    Common stock equivalents - stock options..............      172       267
                                                            -------   -------
           Total..........................................   23,468    27,250
                                                            =======   =======
    Net income per share..................................  $   .09   $   .26
                                                            =======   =======


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